Exhibit 10.7

ADDENDUM TO EXECUTIVE EMPLOYMENT AGREEMENT

This Addendum to Executive Employment Agreement (“Addendum”) supplements the attached Executive Employment Agreement, dated October 2, 2017 (“Employment Agreement,” as updated by this Addendum, the “Agreement”), by and between the Company and the Executive (both as defined in the Employment Agreement, and collectively referred to as the “Parties”).

Unless otherwise specified, capitalized terms in this Addendum have the same meaning as defined in the Employment Agreement, and those definitions are incorporated by reference.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth in this Addendum and the Employment Agreement, the Parties agree as follows:

1.Employment Agreement. The terms of the Employment Agreement, which are incorporated by reference into this Addendum as though set forth in full, remain in full force and effect.

2.Reporting Potential Misconduct Not Prohibited. Notwithstanding anything to the contrary in the Employment Agreement, nothing in the Agreement is intended to or will be used by the Company in any way to prohibit Executive from reporting possible violations of federal law or regulation to any United States governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation (including the right to receive an award for information provided to any such government agencies). Furthermore, in accordance with 18

U.S.C. § 1833, notwithstanding anything to the contrary in the Agreement: (A) Executive shall not be in breach of the Agreement and shall not be held criminally or civilly liable under any federal or state trade secret law (x) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (y) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (B) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney, and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

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IN WITNESS WHEREOF, the Parties have executed this Addendum as of the dates shown below.

BIOXCEL THERAPEUTICS, INC.
By	/s/ Javier Rodriguez
Name:	Javier Rodriguez
Title:	Chief Legal Officer
Date:	9/25/2024

EXECUTIVE
By	/s/ Richard Steinhart
Name:	Richard Steinhart
Date:	9/25/2024

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